Exhibit 99.1

Financial Contact:	James S. Gulmi (615) 367-8325
Media Contact:	Claire S. McCall (615) 367-8283
GENESCO UPDATES FOURTH QUARTER
SAME STORE SALES GUIDANCE
—Also Announces Participation in 11th Annual ICR XChange Conference—
NASHVILLE, Tenn., Jan. 13, 2009 —Genesco Inc. (NYSE: GCO) announced today that same store sales for the quarter-to-date period ended January 10, 2009, were down 4%. Same stores sales for each retail segment for the period were as follows:

QTD (Jan. 10, 2009)
Journeys Group	-1%
Underground Station Group	-12%
Hat World Group	-4%
Johnston & Murphy Group	-16%
Total Genesco	-4%
     The Company said that same store sales were stronger during the last three weeks of the quarter-to-date period than previously in the quarter. If this trend continues for the balance of the quarter, the Company expects to achieve the lower end of its previously announced same store sales target range of -1% to -4% for the quarter.
     The Company also said that it is not currently updating its previously announced fourth quarter earnings expectations. Final fourth quarter earnings will depend on same store sales for the balance of the quarter and quarter-end accounting adjustments, among other factors.
     Genesco plans to announce its fourth quarter and fiscal year 2009 results on March 5, 2009.
     Genesco also announced that management will present at the 11th Annual ICR XChange Conference on Wednesday, January 14, 2009, at 9:40 a.m. (Pacific Standard Time). The audio portion of the presentation will be webcast live and may be accessed through the Company’s internet website, http://www.genesco.com. To listen, please go to the website at least 15 minutes early to register, download and install any necessary software.
Cautionary Note Concerning Forward-Looking Statements
     This release contains forward-looking statements, including those regarding the fourth quarter comparable sales outlook for the Company and all other statements not addressing solely historical facts or present conditions. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include continuing weakness in the consumer economy, fashion trends that affect the sales of the Company’s retail product offerings, changes in buying patterns by significant wholesale customers, disruptions in product supply or distribution, and competition in the Company’s markets. Additional factors are cited in the “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of, and elsewhere, in our SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via our website, www.genesco.com. The Company notes specifically that there can be no assurance that it will achieve same store sales increases at the Company average for the three weeks ended January 10 for the balance of the fourth quarter. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco’s ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.
About Genesco Inc.
     Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear and accessories in more than 2,225 retail stores in the United States and Canada, principally under the names Journeys, Journeys Kidz, Shi by Journeys, Johnston & Murphy, Underground Station, Hatworld, Lids, Hat Shack, Hat Zone, Head Quarters, Cap Connection and Lids Kids, and on internet websites www.journeys.com, www.journeyskidz.com, www.shibyjourneys.com, www.undergroundstation.com, www.johnstonmurphy.com, www.dockersshoes.com, www.lids.com and www.lidskids.com. The Company also sells footwear at wholesale under its Johnston & Murphy brand and under the licensed Dockers brand. Additional information on Genesco and its operating divisions may be accessed at its website www.genesco.com.